*Data as of September 30, 2024. For more information on IPC Alternative Real Estate Income Trust, Inc.’s (ALT REIT) most recent estimated net asset value (NAV), including the assumptions, estimates and judgments used to determine the estimated NAV, see Supplement No. 5 to the prospectus of IPC Alternative Real Estate Income Trust, Inc., dated June 6, 2024, as filed with the SEC on October 15, 2024. Portfolio shown is that of the Operating Partnership of ALT REIT. ALT REIT is the general partner of the Operating Partnership but currently does not own a substantial economic interest in the Operating Partnership, and therefore does not own a substantial interest in the underlying properties. As ALT REIT raises capital in its public offering, it will contribute the capital to the Operating Partnership in exchange for ownership interests in the form of Operating Partnership units such that we expect to eventually consolidate the Operating Partnership. ALT REIT Portfolio Overview* Medical Outpatient 88% | $323,230,000 Healthcare Appraised Property Value $324,110,000 No. of Properties 30 Square Feet 746,601 Leased % 100% Student Housing Appraised Property Value $44,900,000 No. of Properties 1 Total Beds 406 Leased % 100% Self Storage Appraised Property Value $42,370,000 No. of Properties 4 No. of Units 2,275 Leased % 82.6%† Property Type by Investment Value $411M Investments in Real Estate $140M Net Asset Value 35 Properties † Leased % based on rentable square footage Exhibit 99.1